Exhibit 99.1

Intelligence at the Speed of Light Ρ Jan u ary 2022

Disclaimer CONFIDENTIAL – CEPTON TECHNOLOGIES INC. 1 This presentation and any oral statements in connection with this presentation are for informational purposes only. No representations or warranties, express or implied are given in, or in respect of, this presentation. Industry, market and benchmark data used in this presentation have been obtained from third - party industry publications and sources, as well as from research reports and prepared for other purposes. Some data is also based on the good faith estimates of Cepton Technologies, Inc. (“Cepton”) or Growth Capital Acquisition Corp. (“Growth Capital”), which in each case are derived from its review of internal sources as well as the independent sources described above. Neither Cepton nor Growth Capital has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. This presentation refers to our ADAS series production contract to supply General Motors (“GM”) in multiple instances. We refer to this contract as the largest known program based on number of vehicle models awarded. The series production contract is between GM and Koito Manufacturing Co., Ltd. (“Koito”). GM is Cepton's end customer. Koito is Cepton's direct customer and strategic partner. Production volume and resulting purchases of our products under this contract will ultimately be dependent on numerous factors and there are no committed purchase obligations under this contract until we are issued and accept a purchase order relating thereto. This presentation refers to the potential business combination (the “proposed business combination”) and related transactions (the “T ransactions”) involving Cepton and Growth Capital. Completion of the Transactions is subject to, among other matters, approval by Cepton and Growth Capital stockholders and other closing conditions included in the definitive business combination agreement. In addition, this presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Cepton or the Transactions. Viewers of this presentation should each make their own evaluation of Cepton and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. This presentation does not constitute investment, tax or legal advice. No assurances can be given that the Transactions will be consummated on the terms or timeframe currently contemplated, if at all. This presentation is subject to updating, completion, revision, verification and further amendment. No securities regulatory authority has expressed an opinion about the securities discussed in this presentation and it is an offense to claim otherwise. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. For w a rd - Looking Sta teme nts This presentation includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward - looking statements. Forward - looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “designed to” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Growth Capital and Cepton caution viewers of this presentation that these forward - looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond Growth Capital and Cepton’s control, that could cause the actual results to differ materially from the expected results. These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity, future sensor sales numbers and market share, potential benefits and the commercial attractiveness to its customers of Cepton’s products and services, the potential success of Cepton’s marketing and expansion strategies, the potential for Cepton to achieve design awards, potential benefits of the Transactions (including with respect to shareholder value), and expectations related to the terms and timing of the Transactions, including assumptions relating to redemptions and pro forma capitalization. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of Cepton’s and Growth Capital’s management and are not predictions of actual performance. These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward - looking statements are subject to a number of risks and uncertainties, including (1) the conditions affecting the markets in which Cepton operates; (2) the success of Cepton’s strategic relationships, including with its Tier 1 partners, none of which are exclusive; (3) fluctuations in sales of Cepton’s major customers; (4) fluctuations in capital spending in the automotive and smart infrastructure markets; (5) the impact of the COVID - 19 pandemic on the global economy and financial markets, including any restrictions on Cepton’s operations and the operations of Cepton’s customers and suppliers resulting from public health requirements and government mandates; (6) changes in applicable laws or regulations; (7) the possibility that Cepton’s business may be adversely affected by other economic, business, and/or competitive factors; (8) the risk that current trends in the automotive and smart infrastructure markets decelerate or do not continue; (9) estimates for the financial performance of Cepton’s business may prove to be incorrect or materially different from actual results; (10) the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of Growth Capital or Cepton is not obtained; (11) risks relating to the uncertainty of the projected financial and operating information with respect to Cepton, including whether Cepton will be able to achieve its target milestones, its pricing and sales volume targets, and its proposed production timelines and win the engagements contemplated in its projected pipeline, and the ability of OEMs and other strategic partners to re - source or cancel vehicle or technology programs; (12) risks related to future market adoption of Cepton’s offerings; (13) the final terms of Cepton’s arrangement with its Tier 1 partner and, in turn, its Tier 1 partner's contract with GM differing from Cepton's expectations, including with respect to volume and timing, or that the arrangement can be terminated or may not materialize into a long - term contract partnership arrangement; (14) risks related to Cepton’s marketing and growth strategies; (15) the effects of competition on Cepton’s future business; (16) the amount of redemption requests made by Growth Capital’s public stockholders in connection with the proposed business combination; (17) the ability of Growth Capital or the combined company to issue equity or equity - linked securities in connection with the proposed business combination or in the future; (18) the inability to recognize the anticipated benefits of the proposed Transactions, which may be affected by, among other things, the amount of cash available following any redemptions by Growth Capital’s stockholders; (19) the ability of the combined company to meet the initial listing standards of The Nasdaq Stock Market upon consummation of the Transactions; (20) costs related to the proposed Transactions; (21) expectations with respect to future operating and financial performance and growth, including when Cepton will generate positive cash flow from operations; (22) Cepton’s ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan; (23) Cepton’s ability to execute its business plans and strategy; (24) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transactions; and (25) the outcome of any legal proceedings that may be instituted against Cepton or Growth Capital related to the Transactions, and those factors discussed in Growth Capital’s Registration Statement on Form S - 4, filed with the SEC on September 8, 2021 (as may be further amended, the “Registration Statement”), under the heading “Risk Factors,” and ot her documents of Growth Capital filed, or to be filed, with the Securities and Exchange Commission (“SEC”). If any of these risks materialize or any of Growth Capital’s or Cepton’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements. There may be additional risks that neither Growth Capital nor Cepton presently know or that Growth Capital and Cepton currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements. In addition, forward - looking statements reflect Growth Capital’s and Cepton’s expectations, plans or forecasts of future events and views as of the date of this presentation. Growth Capital and Cepton anticipate that subsequent events and developments will cause Growth Capital’s and Cepton’s assessments to change. However, while Growth Capital and Cepton may elect to update these forward - looking statements at some point in the future, Growth Capital and Cepton specifically disclaim any obligation to do so. These forward - looking statements should not be relied upon as representing Growth Capital’s and Cepton’s assessments as of any date subsequent to the date of this presentation. Accordingly, undue reliance should not be placed upon the forward - looking statements. Actual results, performance or achievements may, and are likely to, differ materially, and potentially adversely, from any projections and forward - looking statements and the assumptions on which those forward - looking statements were based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward - looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Cepton’s control.

Use of Projections This presentation contains projected financial information with respect to Cepton, namely revenue, adjusted gross profit, adjusted gross margin, adjusted EBITDA, free cash flow and various other financial metrics for 2021 - 2026, and the financial information included in Cepton’s long - term target operating model. Such projected financial information constitutes forward - looking information and is for illust rative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the projected financial information. See “Forward - Looking Statements” above. Actual results may differ materially from the results contemplated by the projected financial information contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved. Neither of the independent registered public accounting firms of Cepton or Growth Capital have audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. Non - GAAP Financial Measures Some of the financial information and data contained in this presentation, such as adjusted gross profit, adjusted gross margin, adjusted EBITDA, free cash flow, and the financial information included in Cepton’s long - term target operating model, have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted gross profit is defined as GAAP gross profit excluding factory overhead. Adjusted gross margin is defined as adjusted gross profit divided by revenue. Adjusted EBITDA is defined as operating income plus depreciation and amortization and stock - based compensation. Free cash flow is defined as cash flow from operations minus capital expenditures. Growth Capital and Cepton believe these non - GAAP financial measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cepton’s financial condition and results of operations. Growth Capital and Cepton believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating actual and projected operating results and trends in and in comparing Cepton’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors. Neither Growth Capital nor Cepton considers these non - GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non - GAAP financial measures is that they exclude significant expenses and other amounts that are required by GAAP to be recorded in Cepton’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and other amounts are excluded or included in determining these non - GAAP financial measures. You should review Cepton’s audited financial statements, which are included in the registration statement relating to the proposed business combination. No Offer or Solicitation This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Trademarks This presentation contains trademarks, service marks, trade names and copyrights of Cepton, Growth Capital and other companies, which are the property of their respective owners. Important Information for Investors and Stockholders In connection with the proposed business combination, Growth Capital filed the Registration Statement with the SEC, which contains information about the proposed transaction and the respective businesses of Cepton and Growth Capital. Growth Capital will mail a final prospectus and definitive proxy statement and other relevant documents after the SEC completes its review. Growth Capital stockholders are urged to read the preliminary prospectus and proxy statement and any amendments thereto and the final prospectus and definitive proxy statement in connection with the solicitation of proxies for the special meeting to be held to approve the proposed transaction, because these documents will contain important information about Growth Capital, Cepton and the proposed transaction. The final prospectus and definitive proxy statement will be mailed to stockholders of Growth Capital as of a record date to be established for voting on the proposed transaction. Stockholders are also able to obtain a copy of the proxy statement/prospectus, including any amendments thereto, once they are available, without charge, at the SEC’S website at www.sec.gov or by directing a request to Growth Capital Acquisition Corp. at 300 Park Avenue, 16th Floor, New York, NY 10022. Additionally, all documents filed with the SEC can be found on Growth Capital’s website, www.gcaccorp.com. Participants in the Solicitation Cepton and Growth Capital and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed business combination. Growth Capital stockholders and other interested persons may obtain, without charge, more detailed information regarding directors and offic ers of Growth Capital in the Registration Statement. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from Growth Capital’s stockholders in connection with the proposed business combination will be included in the definitive proxy statement/prospectus that Growth Capital intends to file with the SEC. Neither the SEC nor any securities commission of any other U.S. or non U.S. jurisdiction has approved or disapproved of the Transactions contemplated hereby or determined that this Presentation is truthful or complete. Any representation to the contrary is a criminal offense. CONFIDENTIAL – CEPTON TECHNOLOGIES INC. 2 Disclaimer (cont’d)

Intelligence at the Speed of Light Ρ Company overview

We are Cepton

Our mission: Deploy high performance, mass-market lidar to deliver safety and autonomy across multiple industries

Market focus	ADAS in mass market consumer vehicles
Technology advantage	MMT®: Highly competitive price for performance with high reliability
Product platform	Comprehensive lidar solution portfolio across hardware and software
Commercial success	Largest known ADAS lidar series production award from General Motors
Tier 1 partners	Collaboration with leading global Tier 1 partners
Visionary team	Founder-led, industry pioneer management team

Global Team

- HQ: San Jose, CA
- Regional offices: Germany, Japan, Canada, China
- 128 team members, 53 Engineers, 21 PhDs

Customers

- 100+ customer projects[1]
- Active engagement: 10/10 top OEMs[2]
- 160+ opportunities in pipeline

Partners

KOITO

Global Tier 1 Auto Supplier

Note: Micro-Motion Technology (MMT®); Largest known series production win by number of models awarded

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(1) Customer projects defined as customers who have made a purchase since 2018

(2) Based on IHS light vehicle production volume rankings for 2019

Cepton’s lidar value proposition Cost Pe r f o rmance Reliability MMT ® ACHIEVING OPTIMIZED BALANCE FOR PERFORMANCE, COST AND RELIABILITY 1 Proven design and technology 2 Superior performance 3 Cost advantage 4 Compact form factor 5 Volume scalability 6 Auto - grade reliability 7 CONFIDENTIAL – CEPTON TECHNOLOGIES INC. 5 Leading Tier 1 partner

Strong track record of commercial success and innovation


2016
May 2016
Company founded
May 2017
First Product
Jan 2019
Vista series released for ADAS
2019
Nov 2019
Ford
ADAS proof of concept projects
Dec 2019
gm
Series Production (1) Award
2020
Feb 2020
Koito
Partnership + Strategic Investment
2021
On-going RFI & RFQ
Auto OEM C, D (Global Top 5)
Trucking OEMs (Global Top 3)
gm
Q2 2022
C-Sample Complete
2023
Expected Start of Production

Note: Auto OEMs C, D represent undisclosed customer relationships, rankings based on IHS light vehicle production volume rankings for 2019

(1) Series production contract between GM and Koito. GM is Cepton's end customer. Koito is Cepton's direct customer and strategic partner.

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CEPTON

Product leadership validated by world class customers and partners

Largest Known ADAS Lidar Series Production Award to Date

- Expected 2023 SOP; sole sourced through 2027 via Koito
- Optimum integration location behind the windshield
- Enables state-of-the-art ADAS capabilities
- Seamless cross-platform deployment



Platform #1 | Platform #2 | Platform #3

Mass market consumer vehicles with Cepton lidar technology
Expected deployment on multiple vehicle models

Landmark Tier 1 Partnership

- World's #1 automotive exterior lighting Tier 1 supplier[(1)]
- 3+ year relationship; led $50M Series C investment (2020)
- Expands from traditional lighting to ADAS technology
- Supports auto-grade certifications and manufacturing



Seamless vehicle integration to enable mass market adoption
High volume lidar manufacturing

Note: Largest known series production award to date, based on number of vehicle models awarded
(1) Based on last reported pre-COVID-19 auto lighting revenue

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Founder led team of lidar industry pioneers

VISIONARY TEAM WITH DECADES OF COLLECTIVE EXPERIENCE ACROSS ADVANCED LIDAR AND IMAGING TECHNOLOGIES



Jun Pei, PhD
CEO and Co-Founder

- Technology specialist in optics and electronics
- Founded AEP Technology, developing advanced 3D optical instruments
- Ph.D. in Electrical Engineering from Stanford



Mark McCord, PhD
CTO & Co-Founder

- Led Advanced Development at KLA-Tencor
- Former Associate professor at Stanford
- Ph.D. in Electrical Engineering from Stanford



Winston Fu, PhD
Chief Financial Officer

- Founder Silicon Valley venture capital firm, LDV Partners
- Served as CFO and Chairman of Active-Semi before Qorvo acquisition and helped build many technology companies as an entrepreneur and/or board member
- Ph.D. from Stanford in Applied Physics, MBA from Kellogg School of Management

Business Team



Mitchell Hourtienne
VP of Business Dev.



Hull Xu
VP of Finance & Strategy



Brunno Moretti
VP Product Marketing



Andrew Klaus
Country Manager (Japan)



Henri Haefner
Marketing Director



Klaus Wagner
Marketing Director

Development Team



Liqun Han, PhD
SVP of Operations



Dongyi Liao, PhD
SVP of Applications



Dennis Chang
VP of Manufacturing



Hao Wang, Ph.D.
Director of Q & R

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9 CONFIDENTIAL – CEPTON TECHNOLOGIES INC. Source: Based on Cepton analysis of industry reports; ADAS represents L2+/L3 applications and AV represents L4/L5 applications Key target markets - ADAS represents the largest opportunity Automotive ADAS (L2+) Primary Focus Smart Cities Autonomous Vehicle (L4+) Adjacent Market Smart Infrastructure Smart Spaces Smart In d us t rials $13 $41 $50 $0 .1 $1 .1 $1 .4 $7 $7 $8 2 0 20 2 0 25 E 2 0 30 E $59 $49 12% C A GR Total addressable market ($bn) ADAS (L2+) Autonomous Vehicle (L4+) Smart Infrastructure $19

10 CONFIDENTIAL – CEPTON TECHNOLOGIES INC. GM Ultra Cruise – a strong validation for the entire LiDAR industry CEPTON IS PROUD TO SUPPORT GM’S UC PROGRAM Key Highlights: Ultra Cruise works through a combination of cameras, radars and LiDAR, … Ultra Cruise also incorporates an integrated LiDAR behind the windshield . Ultra Cruise will join GM’s lineup of hands - free advanced driver - assist systems on select models in 2023 , with Cadillac being the first to introduce the technology. GM Investor Day Press Release, Oct 6, 2021 “The perception system uses 3 kinds of sensor, …cameras, radar -- like Super Cruise, and we've also added lidar on the vehicle…Both GM and Cruise have studied lower content systems like vision only and believe they will not meet our performance and safety standards ” Doug Parks - EVP of Global Product Development, Purchasing & Supply Chain Oct 6, 2021

Largest Known L2+ ADAS lidar series production award in industry

SIGNIFICANT ANTICIPATED GLOBAL SALES VOLUME AND EXTENSIVE AFFILIATE OPPORTUNITIES



Anticipatedg global production volume

Industry significance

- High performance lidar for multi-platform consumer vehicle program
- Potential extensibility to additional platforms and OEM affiliates
- Setting the standard for expected wider automotive industry adoption

Vehicle Classes	**Multiple classes**	Luxury only	Luxury only	Luxury only	Luxury only
Lidar supplier	CEPTON	Competitor A	Competitor B	Competitor C	Competitor D
Tier 1	✓	✓	✓	N / A	None

CONFIDENTIAL – CEPTON TECHNOLOGIES INC.

Note: Largest known L2+ ADAS lidar series production award based on number of vehicle models awarded; illustrative relative volumes, graphic not to scale

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GM ADAS lidar series production award overview

EXPECTED DEPLOYMENT ON MULTIPLE VEHICLE MODELS ASSOCIATED WITH 3 MAJOR VEHICLE PLATFORMS

2023

3 Major Platforms at Launch
4 Target Vehicle Models (Awarded)

- Model #1
- Model #2
- Model #3
- Model #4

2024

4+ Target Vehicle Models (Awarded)

- Model #5
- Model #6
- Model #7
- Model #8

2025

Anticipated 4+ Target Vehicle Models (In Design / Planning)

- Model #9
- Model #10
- Model #11
- Model #12

2025+

1. Potential Model Expansion
2. Likely Geographic Expansion
3. Potential Alliance Partner Adoption

Secular tailwinds could drive further growth in lidar attach rates

- Growing customer expectations for built-in advanced safety features
- Attractive price points for ADAS and anticipated transition to feature subscription models
- Expected acceleration of EV transition enables hardware upgrades for L2+ ADAS lidar

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CEPTON

The journey to the ADAS series production award with GM

STRONG AND ESTABLISHED RELATIONSHIP WITH GM FOLLOWING 3+ YEARS OF RIGOROUS ENGAGEMENT

Discovery
- Technical demonstration

Evaluation
- Purchase order for eval unit
- Cepton upgrades units
- Cepton delivers first units
- Technical and commercial due diligence

Pre-RFI
- MMT® deep-dive Spec alignment
- Cost deep-dive

Request for Information (RFI)
- Koito Partnership solidified

Request for Quotation (RFQ)
- >100 OEM specifications
- Cepton/Koito response to RFI

Supplier Selection
- ADAS program lidar tech review
- *Multiple lidar competitors*

Series Production Award with Tier 1
- ✓ CEPTON Selected as sole source supplier through Koito

Planned Production

Today

2017 — 2023

14 Technical workstreams

3 Major Vehicle Platforms awarded to date

Multiple Vehicle Models awarded to date

7 Ecosystem partners engaged

Multiple OEM manufacturing plants to be configured

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Anticipated series production target timeline at GM


Anticipated Start of Production
2020
2021
2022
2023
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
1H
Hardware
B Sample Design
B Sample Prototyping & Validation
C-Sample Design & Validation
PPAP Design Support
Software
Lidar Firmware Development
Extrinsic/Dynamic Cal
AUTOSAR / Cybersecurity Diagnostics / OTA integration
Supply Chain
Key Component Supplier Development
Supplier Tooling Development
Supplier PPAPs
Supplier Sub-module Ramp
Design for Manufacturing Functional Safety
Design Validation / Delivery
Production Validation / Delivery
PPAP
SOP
Samples Data Collection
Lidar B-sample integration
Lidar C-sample integration
Pre-Production (anticipated)

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Multiple platform win results in significant barriers to entry LONG DESIGN TIMELINE AND SIGNIFICANT DEVELOPMENT INVESTMENT GM series production award positions Cepton for potential affiliate and new OEM programs Man u facturing & Supply Chain Embedded in OEM supply chain ecosystem for awarded vehicle platforms and models Development & Validation Rigorous 3+ year design cycle Embedded in Vehicle Design ADAS function designed around Cepton lidar (optimized placement, compact design, low power) and specs Scalability & Lower Cost Planned mass volume production will enable lower costs across various programs CONFIDENTIAL – CEPTON TECHNOLOGIES INC. 15

Cepton’s end-to-end lidar solution platform

COMPREHENSIVE ADAS LIDAR SOLUTION PORTFOLIO ACROSS HARDWARE AND SOFTWARE


Full stack
Static / dynamic perception
PERCEPTION SOLUTIONS
Lidar applications
Vehicle integration
Safety + security
AUTOMOTIVE SOFTWARE
Near range
Long range
Ultra-long range
LIDAR
Signal Processing
MMT® Core Assembly
Optical Array
Lens System
PROPRIETARY BUILDING BLOCKS

Perception solutions

- Integrated perception and full system solutions to enable multiple end market applications

Automotive software

- Critical automotive integration, safety and cybersecurity software on top of core lidar application processing functionality

Lidars

- Full auto-grade ADAS lidar portfolio (near range to ultra-long), alongside industrial grade lidars supporting diverse end markets

Proprietary building blocks

- Proprietary state-of-the-art ASICs and key optoelectronic and MMT® components

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Cepton's superior lidar design choices

Building Blocks

A BALANCED DESIGN APPROACH TO ACHIEVE A HIGHLY COMPETITIVE PERFORMANCE TO PRICE RATIO

ILLUMINATION

What type of laser to use?

905 nm Wavelength; Edge Emitting

Performance	✓ High brightness & efficiency with low power
Cost	✓ Already at $1 per piece at high volume
Reliability	✓ Autograde silicon-based components

Competitors' choices

1550nm Fiber Laser	× High cost & power, not auto-grade, high absorption by water
~15xx Tunable Laser	× Reliability (unproven for automotive), high cost, complexity, water absorption
~850nm VCSEL	× Low range / inadequate power

DETECTION

How to measure distance to objects?

Direct Time of Flight (TOF); Si APDs

Performance	✓ Long range detection with Class 1 eye safety
Cost	✓ Low cost with advanced custom ASIC
Reliability	✓ Simple design with mature technology

Competitors' choices

FMCW	× High complexity, high cost, lower frame rates
Histogram TOF	× Higher noise, poor range, complexity
InGaAs APD	× High cost, not autograde
SPAD / SiPM	× Sun noise, range limitation, maturity

IMAGING

How to form 3D images?

MMT®

Performance	✓ High field of view, resolution and frame rate
Cost	✓ Low cost with a simple mirrorless design
Reliability	✓ Frictionless design using common materials

Competitors' choices

Flash	× Poor range, high power, limited field of view
Sequential Flash	× Weak range, field of view tradeoff
Mechanical Rotation	× High complexity/cost, low reliability
MEMS / Galvo Mirror	× Low reliability, high cost
Other Mirror	× Range/optical inefficiency, complexity

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CEPTON

Breakthrough MMT® for lidar imaging

Building Blocks

PATENT-PROTECTED, INNOVATIVE LIDAR TECHNOLOGY

IMAGING

MICRO MOTION TECHNOLOGY (MMT®)

Scalable, licensable technology platform
Mirrorless, rotation-free, frictionless 3D imaging

Reliable	Durable, uses traditional / common materials
Versatile	Ability to achieve near- to ultra-long range and wide field of view
Innovative	Design simplicity combined with precision innovation Anchor patent covering all aspects
Efficient	Compact form factor, low power, inexpensive components
Scalable	Capability to scale-up to high manufacturing volumes

MMT® Design optimizes across key requirements

How does MMT® work?

PATENT-PROTECTED



N
S
N
Think of it as a loudspeaker and a tuning fork combined
Source A
Source B
Emitting Lens
Synchronized Scan
Detector A
Detector B
Receiving Lens
Object

Frictionless — Mirrorless — Rotation free

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Cepton's proprietary lidar engine ASIC

Building Blocks

LIDAR FUNCTIONALITY EMBEDDED IN MINIATURE SYSTEM-ON-CHIP (SOC)

ILLUMINATION | DETECTION

SINGLE-CHIP LIDAR ENGINE ASIC

Feature-rich, powerful data processing SoC for lidar
Combines **illumination** control and **detection** functions

Reliable	Off-the-shelf, mature silicon process technology, manufactured by a top silicon foundry
Powerful	Lidar illumination control combined with sophisticated detection engine
Innovative	State-of-the-art signal processing maximizes range and minimizes noise
Inexpensive	Low cost, low power design, seamlessly integrated into proprietary micro-optical array
Available	Already shipping in automotive B-sample lidars



Proprietary
ASIC

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CEPTON

Lidar

Cepton lidars: among smallest, most compact for ADAS

CEPTON LIDARS ARE IDEALLY SUITED FOR OEM IMPLEMENTATION AND INTEGRATION

Behind windshield


LIDAR
INSIDE

- Easier portability across platforms
- Existing cleaning mechanism
- Potential for integrated sensor farm
- Superior road vision

Headlamp KOITO



- Compact design for easy placement
- Elegant, hidden integration
- Existing cleaning mechanism
- Dual sensor design for cut-in detection

Fascia



- Common placement area
- Minimal new real-estate needed
- Easily embeddable / non-intrusive
- Flexible placement for application

Compact size adapted for space constraints

Power efficient

Mature and scalable design for manufacturing

**Images courtesy of Cepton partners*

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CEPTON

Advanced software for automotive integration and perception


Software

SOFTWARE TO ENABLE SEAMLESS AUTOMOTIVE INTEGRATION AND LIDAR PERCEPTION TO SUPPORT OEM ADAS FEATURES

AUTOMOTIVE SOFTWARE


ASIL



Seamless vehicle integration for ADAS series production	• AUTOSAR implementation • Extrinsic / dynamic calibration
OEM safety and security standards compliance	• ISO26262 / ASIL-B func safety • Cybersecurity
Support for OEM OTA subscription models	• Diagnostics • Over-The-Air update support

LIDAR PERCEPTION SOFTWARE





Feature-rich hardware accelerated perception	• Object detection + classification • Object velocity + tracking
Scalable platform for T1/OEM feature integration	• Lane mark & ground extraction • Free space/curb detection & more
Flexible engagement model	• Flexible development and licensing model for Tier 1/OEM engagements
Leverages experience in Smart Infra markets	• Productization proof points in Smart Cities & Smart Spaces

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Third party validation: Cepton is the *only* lidar provider that fulfills *all ADAS* OEM requirements

Legend: ■ Fulfills all OEM requirements ■ Missing 1-2 OEM requirements ■ Missing several OEM requirements ■ No product offering

		CEPTON	*Competitor 1*	*Competitor 2*	*Competitor 3*	*Competitor 4*	*Competitor 5*	*Competitor 6*	*Competitor 7*
Strengths and opportunities for improvement	(+)	Resolution, range, automotive grade, pricing	Pricing, running production	Broad product portfolio	Automotive certifications	Resolution, range, less interference	Range, software development team	Automotive grade (for long range lidar)	Automotive grade, experienced team
	(−)	Still less well known	Resolution, range	Automotive grade, resolution (long range lidar)	Range, temperature	Power consumption, pricing	Size, power consumption, pricing	Lack of partner-ships, first sample in 2022	Tradeoff between field-of-view and range
Auto Products									
ADAS/L3	Vista X90/120	Fulfills all OEM requirements	Missing several OEM requirements	Missing 1-2 OEM requirements	Missing several OEM requirements	Missing several OEM requirements	Missing several OEM requirements	Missing 1-2 OEM requirements	Missing several OEM requirements
	Vista T45	Missing 1-2 OEM requirements							
AV mobility	Vista X90/120	Missing 1-2 OEM requirements	No product offering	Missing 1-2 OEM requirements	No product offering	Missing 1-2 OEM requirements	Missing 1-2 OEM requirements	Missing several OEM requirements	No product offering
	Vista T45	Missing 1-2 OEM requirements		Missing 1-2 OEM requirements					
Short-range	Nova	Fulfills all OEM requirements	Fulfills all OEM requirements	No product offering	No product offering	No product offering	No product offering	No product offering	No product offering
OEM series production wins/ partner-ships	ADAS/L3	✓	✓		✓		✓		✓
Tier 1 manufacturing partner		✓	✓	✓	✓	✓			✓

Source: Leading third party consulting firm; analysis conducted through expert interviews, product data sheets, investor presentations, supplier websites, press releases and market reports; study commissioned by Cepton in January 2021

CONFIDENTIAL – CEPTON TECHNOLOGIES INC.

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CEPTON

A leader in Smart Infrastructure

CEPTON IS A TOP DEPLOYER OF DIRECTIONAL LIDAR SOLUTIONS TO THE SMART INFRASTRUCTURE SPACE

Smart Cities

Ford

Major System Integrator





- Engaged for 2.5 years
- Feeder program for Smart Cities
- 8+ sites deployed

- Won major highway project
- Engaged for 1.5 years
- 3 active projects
- Discussing expanded partnership

Smart Spaces

Major System Integrator

Qualcomm

THE INDOOR Lab





- Long term contract in progress
- Engaged for 2+ years
- 5+ sites deployed

- Deployed at Orlando Intl Airport, pilots at Big Box retail, stadiums
- Engaged for ~1.5 years
- 5+ sites deployed

CONFIDENTIAL – CEPTON TECHNOLOGIES INC.

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CEPTON

Investment highlights

1 **Highly competitive price-for-performance lidar solutions, based on patented MMT®**
- Patented design built from the ground up for commercialization at scale
- Architecture that enables price points supporting mass market adoption

2 **Awarded largest ADAS lidar series production to date**
- Anticipated start of production in 2023
- Award designation positions Cepton as a potential market leader

3 **Partnership with Koito, world's #1 Tier 1 auto lighting supplier[(1)]**
- Accelerates product development and enables economies of scale
- Accelerates OEM series programs with top OEMs

4 **Anticipated rapid scaling with high potential revenue visibility**
- High visibility potential revenue expected to constitute ~64% of 2026E revenue, supported by 160+ pipeline opportunities
- Diverse profile with total TAM ~$60bn, smart infrastructure business scaling ahead of auto

5 **Compelling financial profile**
- Anticipated high growth at scale and attractive targeted profitability with target EBITDA margin 40%+
- Capital efficient model leveraging Tier 1 and SI relationships, and contract manufacturing

6 **Founder-led, industry pioneer team**
- Proven experience and track record in advanced lidar and imaging technology
- Robust technology & product roadmap to rapidly move down cost curve

CONFIDENTIAL – CEPTON TECHNOLOGIES INC.

24

Note: High visibility potential revenue = automotive awarded + automotive advanced engagement and smart infrastructure production partners + smart infrastructure advanced engagement; Largest known series production win by number of models awarded
(1) Based on last reported pre-COVID-19 auto lighting revenue

CEPTON

Intelligence at the Speed of Light Ρ Financial overview

Revenue ramp driven by production awards and strong pipeline $ 0 mm $ 5 0 0 m m $ 1 ,0 0 0 m m 2 0 21 E 2 0 22 E 2 0 23 E 2 0 24 E 2 0 25 E 2 0 26 E Expected Annual Revenue ($mm) 31% 26% 15% 40% 71% 70% 8% 9% 8% 10% 8% 9% 61% 65% 76% 50% 21% 21% 2 0 2 1 E 2 0 2 2 E 2 0 2 3 E 2 0 2 4 E 2 0 2 5 E 2 0 2 6 E Revenue mix by market ADAS AV Smart Infra CONFIDENTIAL – CEPTON TECHNOLOGIES INC. 26 $4 $15 $62 $250 $861 $1 , 2 15

High visibility, diversified revenue plan Note: • High visibility potential revenue = automotive awarded + automotive advanced engagement and smart infrastructure production partners + smart infrastructure advanced engagement • Automotive engagement stages: 1) Awarded: Series production win achieved, expected revenue reflects expected terms of award; 2) Advanced engagement: Advanced stages of proof of concept projects or RFQ and/or affiliates/alliance partners of customers that have awarded Cepton series production wins for particular vehicle models • Smart Infrastructure engagement stages: 1) Production partners: lead partners with planned ramps and/or partnership contracts; 2) Advanced engagement: partners with ongoing pilots / POCs in advanced stages 32% 44% 6% 6% 12% 15% 5% 56% $250mm 7% 17% Automotive 43 engagements 28% 36% 1 1% 9% 16% 2026E Expected Revenue A u to Smart Infrastructure $1,215 mm $965mm Pipeline Today 2025E Expected Revenue Smart Infrastru c ture 126 engagements 33% 51% 5% 6% 5% 17% 21% 47% $177mm 7% 8% 29% 42% 9% 14% 6% $861mm A uto Smart Infrastructure $683mm ▪ Awarded ▪ Advanced engagement ▪ Evaluation stage ▪ Early engagement ▪ Future engagement High visibility: $616mm (72%) High visibility: $780mm (64%) CONFIDENTIAL – CEPTON TECHNOLOGIES INC. 27

ENGAGEMENT PIPELINE SUPPORTS REVENUE VISIBILITY Large and diverse auto partner pipeline A D A S AV 33% 51% 5% 6% 5% 2025E Auto Revenue 2026E Auto Revenue Ea r ly en g ageme n t Evaluation stage A w arded A d v a nced en g ageme n t (Undisclosed) 14 9 1 8 5 6 Note: • Automotive engagement stages: 1) Awarded: Series production win achieved, expected revenue reflects expected terms of award; 2) Advanced engagement: Advanced stages of proof of concept projects or RFQ and/or affiliates/alliance partners of customers that have awarded Cepton series production wins for particular vehicle models Ongoing engagements with 10/10 top OEMs 8 Tier 1 engagements on proof of concept (“POC”) or OEM programs $683mm $965mm 32% 44% 6% 6% 12% ▪ Awarded ▪ Evaluation stage ▪ Future engagement ▪ Adv. engagement ▪ Early engagement By Engagement Stage By Segment $683mm $965mm 90% CONFIDENTIAL – CEPTON TECHNOLOGIES INC. 28 10% 89% 11% ▪ ADAS ▪ AV

Expected high growth at scale

Sensor unit sales (000s)



Automotive
Smart Infrastructure
1
5
37
245
1,266
2,190
2021E
2022E
2023E
2024E
2025E
2026E

Revenue ($mm)



Automotive
Smart Infrastructure
$4
$15
$62
$250
$861
$1,215
2021E
2022E
2023E
2024E
2025E
2026E

	2021E	2022E	2023E	2024E	2025E	2026E
Weighted ASP ($)	~$3,900	~$2,700	~$1,700	~$1,000	~$700	~$550

Commentary

- Cepton offers lidar and perception solutions across multiple segments
  - Automotive OEM mass market (L2+) - key focus area
  - Automotive AV (L4-L5) - adjacency
  - Smart infrastructure - smart cities, smart spaces and smart industrials
- Expected revenue ramp in 2024+ primarily driven by scaling of automotive series production programs
  - ADAS revenue ramp from OEM programs expected to represent approximately 70% of total revenue by 2026
  - Ongoing engagement with top tier OEMs and EV OEMs
- Smart infrastructure expected to generate significant revenue ahead of OEM production scaling in 2024
  - Represents majority of estimated revenue through 2023
  - Over 120+ smart infrastructure opportunities in pipeline
- High visibility potential revenue expected to constitute ~64% of 2026E revenue (76% of auto revenue and 20% of smart infrastructure revenue)

Note: High visibility potential revenue = automotive awarded + automotive advanced engagement and smart infrastructure production partners + smart infrastructure advanced engagement

CONFIDENTIAL – CEPTON TECHNOLOGIES INC.
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CEPTON

Intelligence at the Speed of Light Œ Transaction overview

Growth Capital Acquisition Corp. overview George Syllantavos Co - CEO, CFO, Director Akis Tsirigakis President, Chairman, Co - CEO 35+ yrs experience in shipping / ship ownership, in M&A and heading public companies Currently CEO of Nautilus Energy Management Corp, and CEO of SevenSeas Investment Fund Founded three blank check companies, Stellar Acquisition III Inc., Nautilus Marine Acquisition Corp., and Star Maritime Acquisition Corp., conducted their initial public offerings and successfully closed three business combinations Mr. Tsirigakis received his Master’s Degree (1979) and B.Sc. in Naval Architecture from The University of Michigan 28+ yrs experience in M&A and transportation / finance, last 15 yrs focused on industrials, infrastructure and maritime transactions Currently Managing Director of Nautilus Carriers, Inc. Co - founded three blank check companies in partnership with Mr. Tsirigakis. He served as CFO of Star Maritime Acquisition Corp. and Nautilus Marine Acquisition Corp. and as CFO and co - CEO of Stellar Acquisition III Inc. Served as CFO of two post - merger companies, Star Bulk Carriers, Corp (SBLK) and Nautilus Offshore, Inc. (NMAR) Mr. Syllantavos received a B.Sc. in Industrial Engineering from Roosevelt University and an MBA in Operations Management, International Finance and Transportation Management from the Kellogg Graduate School of Management, Northwestern University Experienced management team Growth Capital overview CONFIDENTIAL – CEPTON TECHNOLOGIES INC. 31 Issuer: Growth Capital Acquisition Corp. (Nasdaq: GCACU, GCAC, GCACW) Amount in Trust: $172,500,000 Units Offered at IPO: 17,250,000 units @ $10.00 per unit Unit Composition: Each unit consists of 1 share of Class A common stock and 1/2 redeemable warrant (each whole warrant entitles the holder to purchase 1 share of Class A common stock) Sponsor Investment: $5,175,000 in 5,175,000 Warrants Time Horizon: 18 months from January 29, 2021 Cash Held in Trust: 100.0% or $10.00 per unit, in Trust for the initial 18 - months from IPO Warrant Strike/Call Price: $11.50 / $18.00 Public Warrants: 8,625,000 warrants, all warrants expire after 5 years from closing of the business combination (“BC”) Sponsor Promote Shares : 4,312,500 common shares Lock Up: 6 - month lock - up of Sponsor’s shares post - BC or released from lock - up if the stock is ≥ $12.00 for any 20 trading days within any 30 trading day period commencing at least 60 days post - BC Sole Book Runner: Maxim Group LLC Target Industry Merge/Acquire an operating business in any industry

Transaction summary

Pro forma valuation (mm, except per share data)[1]

Share price		$10.00
Pro forma shares outstanding		177.4
Pro forma equity value		**$1,774**
Less: Cash		($208)[2]
Pro forma firm value		**$1,566**
Transaction multiples	Metric	x
FV / 2025E revenue	$861	1.8x
FV / 2025E Adj. EBITDA	$339	4.6x

Illustrative sources ($mm)

Sources of consideration	
Rollover equity	$1,500.0
SPAC equity	$172.5
PIPE	$59.5
Total sources	**$1,732.0**

Pro forma ownership at close



2%
3%
10%
85%
Existing shareholders
GCAC public shareholders
PIPE shares
GCAC founder shares

Illustrative uses ($mm)

Uses of consideration	
Stock consideration	$1,500.0
Cash consideration	--
Cash to balance sheet	$192.0
Transaction costs	$40.0
Total uses	**$1,732.0**

Note: Assumes no redemptions from cash in trust account and assumes new shares issued at a price of $10.00. Pro forma share count includes ~150mm for existing shareholders, ~17mm for GCAC public shareholders, ~6mm for PIPE shares and ~4mm GCAC founder shares. Adj. EBITDA is not a GAAP measure, see appendix for reconciliations

(1) Values shown assuming $10.00 per GCAC share for illustrative purposes; pro forma valuation excludes the impact of warrants, unvested sponsorship shares and earnout shares

(2) Includes Cepton's net cash position of $16mm as of September 30, 2021

CONFIDENTIAL – CEPTON TECHNOLOGIES INC.

32

Operational benchmarking Revenue CAGR Adj. EBITDA margin Adj. gross margin Disruptive autotech (1) 2021E – 2026E 2025E 2026E 2025E 2025E 2025E 2021E 2021E – 2026E 2021E – 2025E 2021E – 2025E 2021E – 2025E 2021E – 2025E 2021E – 2024E 2020A – 2023E 2024E 2025E Disruptive autotech (1) 207% 224% 209% 206% 124% 122% 90% 28% M edian: 1 6 5% 51% 53% 77% 63% 54% 50% 50% 65% 45% Median: 52% 39% 44% 48% 38% 36% 30% 14% 10% 31% M edian: 3 3% 2026E CONFIDENTIAL – CEPTON TECHNOLOGIES INC. 33 Disruptive autotech (1) 2025E 2026E 2026E 2025E 2025E 2025E 2025E 2024E 2021E Source: Investor presentations and Factset. Market data as of January 3, 2022 with the exceptions of Mobileye and Xilinx which reflect estimates at pre - announcement unaffected dates of March 10, 2017 and October 8, 2020, respectively (both included in disruptive autotech) Note: Financials calendarized to 12/31. Adj. EBITDA, adj. gross margin are not GAAP measures, see appendix for reconciliations (1) Represents the median of Melexis, Cree, NVIDIA, Ambarella, Xilinx and Mobileye. Xilinx’s revenue CAGR represents 2018A – 2021E due to lack of estimates for 2022E. Mobileye’s revenue CAGR represents 2016A – 2019E and adj. gross and adj. EBITDA margins represent 2017E

FV / revenue FV / adj. EBITDA Valuation benchmarking Source: Investor presentations and Factset. Market data as of January 3, 2022 with the exceptions of Mobileye and Xilinx which reflect trading prices and estimates at pre - announcement unaffected dates of March 10, 2017 and October 8, 2020, respectively (both included in disruptive autotech) Note: Financials calendarized to 12/31. Adj. EBITDA is not a GAAP measure, see appendix for reconciliations (1) Represents the median of Melexis, Cree, NVIDIA, Ambarella, Xilinx and Mobileye. Mobileye’s FV / revenue and FV / adj. EBITDA represent 2017E P ost - money F V : $1,566mm P os t - m o ney F V : $1,566mm Disruptive autotech (1) 2025E 2025E 2024E 2026E 2025E 2021E 2025E 2025E 2026E 1.8x 1.3x 7.5x 1.6x 1.6x 1.3x 1.0x 1.0x 11.5x M edian: 1. 4 x 4.6x 2.9x 20.7x 15.3x 7.6x 4.2x 3.3x 2.7x 30.7x M edian: 5.9 x Disruptive autotech (1) CONFIDENTIAL – CEPTON TECHNOLOGIES INC. 34 2025E 2025E 2024E 2025E 2026E 2021E 2025E 2025E 2026E

Risk considerations CONFIDENTIAL – CEPTON TECHNOLOGIES INC. 35 All references to the “Company,” “we,” “us” or “our” refer to the business of Cepton. The risks presented below are certain of the general risks related to the business of the Company, and such list is not exhaustive. Additional risks not presently known to us or that we currently believe are not material may also significantly affect our business, financial condition, results of operations or reputation. Our business could be harmed by any of these risks. The list below has been prepared solely for purposes of the private placement transaction, and solely for potential private placement investors, and not for any other purpose. You should carefully consider these risks and uncertainties, and should carry out your own diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in this offering before making an investment decision. Risks relating to the business of the Company will be disclosed in future documents filed or furnished by the Company and/or Growth Capital Acquisition Corp. (“Growth Capital”) with the United States Securities and Exchange Commission (“SEC”), including the documents filed or furnished in connection with the proposed transactions between the Company and Growth Capital. The risks presented in such filings will be consistent with those that would be required for a public company in their SEC filings, including with respect to the business and securities of the Company and Growth Capital and the proposed transactions between the Company and Growth Capital, and may differ significantly from, and be more extensive than, those presented below. • Cepton is an early stage company with a history of losses and expects to incur significant expenses and continuing losses for the foreseeable future. • Cepton’s limited operating history makes it difficult to evaluate its future prospects and the risks and challenges it may encounter. • Cepton’s forecasts and projections are based upon assumptions, analyses and internal estimates developed by Cepton’s management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, Cepton’s actual operating results may differ materially from those forecasted or projected. • Cepton continues to implement strategic initiatives designed to grow its business. These initiatives may prove more costly than it currently anticipates and Cepton may not succeed in increasing its revenue in an amount sufficient to offset the costs of these initiatives and to achieve and maintain profitability. • If Cepton’s lidar products are not selected for inclusion in advanced driver assistance systems (ADAS) and autonomous driving systems by automotive OEMs, automotive tier 1 companies, mobility or technology companies or their respective suppliers, its business will be materially and adversely affected. • Cepton is reliant on key inputs and its inability to reduce and control the cost of such inputs could negatively impact the adoption of its products and its profitability. • Continued pricing pressures, automotive OEM cost reduction initiatives and the ability of automotive OEMs to re - source or cancel vehicle or technology programs may result in losses or lower than anticipated margins, which will adversely affect Cepton’s results of operations and financial condition. • Cepton expects to incur substantial R&D costs and devote significant resources to identifying and commercializing new products, which could significantly reduce its profitability and may never result in revenue to Cepton. • Although Cepton believes that lidar is the industry standard for autonomous vehicles and other emerging markets, market adoption of lidar is uncertain. If market adoption of lidar does not continue to develop, or develops more slowly than Cepton expects, its business will be adversely affected. • Cepton is substantially dependent on its series production win with GM and its relationship with Koito, and its business and prospects will be materially and adversely affected if GM’s development or launch plans for the multiple vehicle models in which Cepton’s products are expected to be deployed are significantly scaled back or terminated. • Cepton may experience difficulties in managing its growth and expanding its operations. • Cepton relies on third - party suppliers and because some of the raw materials and key components in its products come from limited or single - source suppliers, Cepton is susceptible to supply shortages, long lead times for components, and supply changes, any of which could disrupt its supply chain and could delay deliveries of its products to customers. • Because Cepton’s sales have been partially to customers engaged in R&D projects and its orders are project - based, Cepton expects its results of operations to fluctuate on a quarterly and annual basis. • Cepton’s transition to an outsourced manufacturing business model may not be successful, which could harm its ability to deliver products and recognize revenue. • If Cepton further expands its international manufacturing operations, it may face risks associated with manufacturing operations outside the United States. • Even though many of the components in Cepton’s lidars are modular and can be built using readily available materials, Cepton, its outsourcing partners and its suppliers may rely on complex machinery for Cepton’s production, which involves a significant degree of risk and uncertainty in terms of operational performance and costs . Cepton, its outsourcing partners and its suppliers may also rely on highly - skilled labor for Cepton’s production, and if such highly - skilled labor is unavailable, Cepton’s business could be adversely affected . • As part of growing its business, Cepton may make acquisitions . If Cepton fails to successfully select, execute or integrate its acquisitions, then its business, results of operations and financial condition could be materially adversely affected . • Changes in Cepton’s product mix may impact its financial performance . • Cepton’s sales and operations in international markets expose it to operational, financial and regulatory risks . • The complexity of Cepton’s products and the limited visibility into the various environmental and other conditions under which Cepton’s customers use the products could result in unforeseen delays or expenses from undetected defects, errors or reliability issues in hardware or software which could reduce the market adoption of its new products, damage its reputation with current or prospective customers, expose Cepton to product liability and other claims and adversely affect its operating costs. • Cepton may be subject to product liability or warranty claims that could result in significant direct or indirect costs, which could adversely affect its business and operating results. • If Cepton or its suppliers do not maintain sufficient inventory or if they do not adequately manage their respective inventory, Cepton could lose sales or incur higher inventory - related expenses, which could negatively affect Cepton’s operating results. • The average selling prices of Cepton’s products could decrease rapidly over the life of the product, which may negatively affect Cepton’s revenue and gross margin. In addition, the selling prices Cepton is able to ultimately charge in the future for the products it is currently developing or commercializing may be less than what Cepton currently projects, which may cause Cepton’s actual operating results to differ materially from its projections. • Adverse conditions in the automotive industry or the global economy more generally could have adverse effects on Cepton’s results of operations. • The discontinuation, lack of commercial success, or loss of business with respect to a particular vehicle model or other customer solution for which Cepton is a significant supplier to, could reduce Cepton’s sales and adversely affect its profitability. • Since many of the markets in which Cepton competes are new to lidar and rapidly evolving, it is difficult to forecast mid - to - long - term end - customer adoption rates and demand for Cepton’s products. • Cepton targets many customers that are large companies with substantial negotiating power and potentially competitive internal solutions. If Cepton is unable to sell its products to these customers, its prospects and results of operations will be adversely affected.

Risk considerations (cont’d) CONFIDENTIAL – CEPTON TECHNOLOGIES INC. 36 • Cepton’s business could be materially and adversely affected if it lost any of its largest customers or if they were unable to pay their invoices. • If Cepton is unable to establish and maintain confidence in its long - term business prospects among customers and analysts and within its industry or is subject to negative publicity, then Cepton’s financial condition, operating results, business prospects and access to capital may suffer materially. • Cepton’s investments in educating its customers and potential customers about the advantages of lidar and its applications may not result in sales of Cepton’s products. • The period of time from engagement to a series production win and then to implementation is long, typically spanning over several years, especially in the automotive market, and Cepton’s customer arrangements are subject to cancellation or postponement of contracts or unsuccessful implementation. • Certain of Cepton’s strategic, development, production partner and supply arrangements could be terminated or may not materialize into long - term contract partnership arrangements. • Cepton operates in a highly competitive market and some market participants have substantially greater resources. Cepton competes against a large number of both established competitors and new market entrants. • The markets in which Cepton competes are characterized by rapid technological change, which requires it to continue to develop new products and product innovations and could adversely affect market adoption of its products. • Developments in alternative technology may adversely affect the demand for Cepton’s lidar technology. • Because lidar is new in most of the markets Cepton is seeking to enter, forecasts of market growth and Cepton’s growth in the PIPE materials may not materialize as anticipated. • Cepton may need to raise additional capital in the future in order to execute its business plan, which may not be available on terms acceptable to Cepton, or at all. • If Cepton fails to maintain an effective system of internal controls, its ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected. • Changes in tax laws or exposure to additional income tax liabilities could affect Cepton’s future profitability. • Cepton’s ability to use its net operating loss carryforwards and certain other tax attributes may be limited. • Cepton’s business depends substantially on the efforts of its co - founders, Dr. Jun Pei and Dr. Mark McCord, its executive officers and highly skilled personnel, and its operations may be severely disrupted if it lost their services. • Cepton’s business could be materially and adversely affected by the global COVID - 19 pandemic or other health epidemics and outbreaks. • Cepton’s business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, global pandemics, and interruptions by man - made problems, such as terrorism. Material disruptions of Cepton’s business or information systems resulting from these events could adversely affect its operating results. • Interruption or failure of Cepton’s information technology and communications systems could impact Cepton’s ability to effectively provide its services. • Cepton is subject to cybersecurity risks to operational systems, security systems, infrastructure, integrated software in its lidar solutions and customer data processed by Cepton or third - party vendors or suppliers and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent Cepton from effectively operating its business and could subject Cepton to regulatory actions or litigation. • Cepton is subject to governmental export and import control laws and regulations. Cepton’s failure to comply with these laws and regulations could have an adverse effect on its business, prospects, financial condition and results of operations. • Changes to trade policy, tariffs and import/export regulations may have a material adverse effect on Cepton’s business, financial condition and results of operations. • Cepton has in the past and may become involved in legal and regulatory proceedings and commercial or contractual disputes, which could have an adverse effect on its profitability and consolidated financial position. • Cepton is subject to, and must remain in compliance with, numerous laws and governmental regulations across various jurisdictions concerning the manufacturing, use, distribution and sale of its products. Some of Cepton’s customers also require that it comply with their own unique requirements relating to these matters. These could impose substantial costs upon Cepton and materially impact our ability to fulfil certain business opportunities. • Cepton is subject to various environmental laws and regulations that could impose substantial costs upon Cepton. • Cepton is subject to U.S. and foreign anti - corruption and anti - money laundering laws and regulations. Cepton can face criminal liability and other serious consequences for violations, which can harm its business. • Cepton’s business may be adversely affected by changes in automotive and laser safety regulations or concerns that drive further regulation of the automotive and laser markets. • Autonomous and ADAS features may be delayed in adoption by OEMs, and Cepton’s business impacted, as additional emissions and safety requirements are imposed on vehicle manufacturers. • Cepton’s business may be adversely affected if it fails to comply with the regulatory requirements under the Federal Food, Drug, and Cosmetic or the Food and Drug Administration. • Failures, or perceived failures, to comply with privacy, data protection, and information security requirements in the variety of jurisdictions in which Cepton operates may adversely impact its business, and such legal requirements are evolving, uncertain and may require improvements in, or changes to, Cepton’s policies and operations. • Regulations related to conflict minerals may cause Cepton to incur additional expenses and could limit the supply and increase the costs of certain metals used in the manufacturing of its products. • Despite the actions Cepton is taking to defend and protect its intellectual property, Cepton may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its solutions. Cepton’s efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly. • Third - party claims that Cepton is infringing intellectual property, whether successful or not, could subject it to costly and time - consuming litigation or expensive licenses, and its business could be adversely affected. • Cepton’s intellectual property applications for registration may not issue or be registered, which may have a material adverse effect on Cepton’s ability to prevent others from commercially exploiting products similar to Cepton’s. • In addition to patented technology, Cepton relies on its unpatented proprietary technology, trade secrets, designs, experiences, work flows, data, processes, software and know - how. • Cepton may be subject to damages resulting from claims that it or its current or former employees have wrongfully used or disclosed alleged trade secrets of its employees’ former employers. Cepton may be subject to damages if its current or former employees wrongfully use or disclose Cepton’s trade secrets. • Cepton will incur increased costs as a result of operating as a public company, and its management will devote substantial time to compliance with its public company responsibilities and corporate governance practices. • Cepton’s management team has limited experience managing a public company. • Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.